Exhibit 5.1

[Goodwin Procter Letterhead]

August 11, 2025

Medical Properties Trust, Inc.

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

 Re: Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-287726) (as amended or supplemented, the “Registration Statement”) filed on June 2, 2025 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Medical Properties Trust, Inc., a Maryland corporation (the “Company”), of any combination of securities of the types specified therein. The Registration Statement became effective upon filing with the Commission on June 2, 2025. Reference is made to our opinion letter dated June 2, 2025 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on August 11, 2025 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $500,000,000 in shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), covered by the Registration Statement. The Shares are being offered and sold pursuant to (i) an equity distribution agreement (the “Equity Distribution Agreement”) by and among the Company, MPT Operating Partnership, L.P., a Delaware limited partnership, each of Truist Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as agents and/or forward sellers, and each of Truist Bank, Bank of America, N.A., Barclays Bank PLC, BNP PARIBAS, Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, Goldman Sachs & Co. LLC, Mizuho Markets Americas LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as forward purchasers (the “Forward Purchasers”) and (ii) master forward confirmations by and between the Company and each of the Forward Purchasers (the “Master Forward Confirmations”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth below, we have assumed that the Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors prior to the date hereof (the “Minimum Price”) and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares that may be issued for the Minimum Price.

Medical Properties Trust, Inc.

August 11, 2025

The opinion set forth below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Equity Distribution Agreement and the Master Forward Confirmations (and related supplemental confirmations), as applicable, and in exchange for a price per share equal to or greater than the Minimum Price (or, in the case of the Master Forward Confirmations (and related supplemental confirmations), in net share settlement thereof), will be validly issued, fully paid and nonassessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference and the reference to our firm in that report. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

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